EXHIBIT 10.31

                        AGREEMENT BETWEEN MAJORWARE INC. AND
                                GALACTICOMM INC.

This agreement is between Majorware Inc., (seller) a software development company located in Toronto, Ontario, Canada. and Galacticomm, Inc., (buyer) a software development company located in Ft. Lauderdale, Florida, USA.

This agreement outlines the terms and conditions for the sale of the sellers product line (see section A) to the buyer.

'sale' is defined as the transfer of ownership, including copyrights and trademarks, source codes, and runtimes for the products listed in Section A. for the receipt of moneys as indicated in 1.10, section A

Section A

1.00 THE FOLLOWING IS THE LIST OF PRODUCTS BEING TRANSFERRED TO THE BUYER FROM THE SELLER:

    Wheel of Fame
    Master of Minds
    World Domination
    Crib
    CGIMagic
    WEBMagic
    Pacdude
    yseazy
    Wakeup
    PQM
    Visual xBasic

The following is a list of miscellaneous source codes and runtimes being transferred to the buyer:

 Activation code generator


                                            /s/ ILLEGIBLE
                                             ------------------------

1.10 CONDITIONS OF THE SALE

The buyer agrees to pay Majorwave Inc. the sum of $15,000 (fifteen thousand dollars) in American Funds in receipt for the sources, runtimes, copyrights and trademarks for the products listed in 1.00

The buyer agrees to waive all outstanding moneys owed by the seller for the purchase of product or services purchased on or before April 13, 1997 except for a cheque issued to the buyer from the seller that had insufficient funds in the amount of $871.00 plus $20 dollars for charges incurred by the buyers bank.

The buyer agrees to honor any outstanding moneys owed to the seller. Any moneys owed to the seller will be sent to the seller on or before the effective date of this agreement in the form of certified funds; ($374.25)

Total payable to the seller will be: 15000.00+374.25-891.00
=$14483.25

Upon execution of this agreement, the buyer will provide to the seller, via courier:

       - a copy of this agreement, signed by an officer of the company (Galacticomm, Inc.), and sealed with the companies corporate seal (Galacticomm, Inc,);

       - a cashiers check, in the amount of $7241.62 (seven thousand forty one dollars and sixty two cents) in US Dollars;

       - a post-dated check, dated thirty days from the date of execution of this agreement, in the amount of $7241.62 (seven thousand forty one dollars and sixty two cents) in US Dollars;

In the event that the post-dated check issued by the buyer is returned by the bank for any reason on or after the post date, the buyer will promptly replace the funds with certified funds adding any bank charges incurred by the seller;

In the event that the post-dated check issued by the buyer is returned by the bank for any reason on or after the post date, and that the buyer has not replaced the funds with certified funds within ten calender days of being informed of the returned check by the buyer, this agreement is null and void and no moneys will be re-issued back to the buyer. (see termination).

1.20 TRANSFER OF COPYRIGHT AND PRODUCTS

The seller agrees to assign all copyrights and trademarks to products and all related source code listed in section 1.00

The seller will provide all source code related to the products listed in 1.00, including run-time cxecutables, dll's, help files, etc., to the buyer via electronic transfer.

The seller is not aware of any patents or copyrights issued by a copyright/patent firm on any of the products being transferred to the buyer. In the event that there are such legal copyrights or patents discovered after this agreement is in effect, the seller will promptly re-assign any legal copyrights or patents to the buyer.

1.30 RELEASE OF CUSTOMER INFORMATION

The seller agrees to release the names, addresses, phone numbers, email addresses, fax numbers of all customers who have purchase 1 or more of the product software licenses listed in 1.00.

1.40 SALES FIGURES FOR 1997

The seller agrees to release all sales revenue information for the products listed in 1.00

2.00 RELEASE OF RESPONSIBILITY

The buyer agrees to release the seller for any liability relating to defects in the software of the products listed in 1.00.

2.10 RELEASE OF RESPONSIBILITY

The sale of the products listed in 1.00 is sold 'as is". Majorware does not warrant the functionality and/or stability of of the products being transferred.

The seller will be held responsible for any failures in any product being transferred.

The buyer will hold no responsibility to repair and/or modify any product being listed;

The seller warrants that all source code and its associated runtimes are original, in current distribution and have not been modified in a malicious manner;

2.20 REMOVAL OF SOURCE CODE/PRODUCTS

The seller will no longer distribute or make available in any form to anyone in whole-or in part, any product listed in 1.00

The seller will promptly comply with conditions set forth by the buyer to destroy source codes, run-times, related files;

The seller will promptly comply with conditions so forth by the buyer to remove all access to these products via the sellers BBS, and Web Site;

7.30 CUSTOMER SUPPORT

The buyer agrees to allow Majorware to support its existing customers until May 1, 1997 via email, fax or telephone;

The buyer agrees to allow the seller the right to modify any source codes until May 1, 1997 for the purpose of bug fixes only. In the event of bug fixes, the seller will promptly notify the buyer of any bug fixes and promptly provide the updated source codes and runtimes to the buyer.

2.40 REFERRAL OF PRODUCT SALES

The seller agrees to refer all sales related inquires to the buyer once this agreement is in effect;

2.50 COFIDENTIALITY

The buyer agrees to keep the monitory conditions of this sale confidential, except for reporting to internal or external audit;

The seller agrees to keep the monitory conditions of this sale confidential, except for reporting to internal or external audit;

2.60 OWNERSHIP OF SOFTWARE

The seller warrants that all software code is original and is owned in whole by the seller. The seller warrants that no other third party has any claim to the software, its copyrights, or ownership. The seller also warrants that there are no royalties owing to any third party and there are no royalties to be paid to any third party in association with the products being sold.

2.70 PENDING LEGAL ACTION

The seller warrants that there are no threatened or filed lawsuits, garnishments, court orders, seizures and or legal claims, pending or otherwise, against Majorware Inc., or its software and no knowledge of any such matters pending.

3.00 TERMINATION OF THIS AGREEMENT

Either party may refuse to execute this agreement at any time before the conditions of the sale are executed;

After the conditions of the sale have been executed, this agreement will remain in effect indefinitely provided that the seller has received all monies related to the conditions of this sale;

In the event that the buyer does not make good with any monies owed to the seller within 40 calendar days of the signing of this agreement, this agreement will be considered NULL and VOID and no monies or monies owing will be re-issued to the buyer.

Signed and Sealed on this day of April 30th, 1997 in the State of Florida, USA Inc.


/s/ YANNICK TESSIER
-------------------------
Yannick Tessier
per Galacticomm, Inc.

Yannick Tessier, President
--------------------------
Name and Title

Seal


Signed and Sealed on this day of April 29th, 1997 in the Province of Ontario, Canada

/s/ ERIC FURRER
------------------------
per Majorware, Inc.

Eric Furrer, President
-------------------------
Name and Title

Seal

Schedule 'A' - Original Majorware Customer Software License Agreement

[product name]
Copyright [date] Majorware Inc.

All rights reserved. No part of this document may be reproduced, stored in a retrieval system, or transmitted in any form or by any means, electronic, mechanical, recorded, or otherwise without the prior written permission of Majorware Inc.

You may not make copies of this product, in whole, or in part, except for the purpose of backups to protect your investment. You may not resell, distribute, or make this package available by any means to anyone without the prior written permission of Majorware Inc., and/or its authors of this program.

This document and accompanying software is sold 'as is' and is subject to change without notice. Majorware Inc. makes no warranty, express or implied, to you or any other person or entity. We will not be liable for incidental, consequential, or other similar damages.

Schedule 'B' - Customer Contact and Software License Information
     (see attached)

Schedule 'C' - Sales figures for 1997
     (see attached)